Exhibit 5.1

[Letterhead of Dorsey & Whitney LLP]

June 28, 2019

Amesite Inc.

205 East Washington Street, Suite B

Ann Arbor, MI 48104

Re:  Registration Statement on Form S-1 (File No. 333--)

Ladies and Gentlemen:

We have acted as counsel to Amesite Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by certain selling stockholders of up to 292,114 shares (the “Warrant Shares”) of common stock of the Company, par value $0.0001 per share, issuable upon the exercise of warrants (the “Warrants”).

We have also examined such other documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials. We have assumed that the Warrant Shares will be sold as described in the Registration Statement.

Based on the foregoing, we are of the opinion that the Warrant Shares when issued in accordance with the terms of the Warrants will be validly issued and fully paid and non-assessable.

Our opinions expressed above are limited to the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

Dorsey & Whitney LLP

AWE/TMK